Exhibit 99.1

WD-40 Company Reports First Quarter 2016 Financial Results

~  Foreign currency exchange headwinds continue to obscure underlying business performance ~

 ~ Management updates previously issued fiscal year 2016 guidance ~

SAN DIEGO – January 7, 2016 ― WD-40 Company (NASDAQ:WDFC), a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world, today reported financial results for its first fiscal quarter ended November 30, 2015.

Financial Highlights and Summary

•	Total net sales for the first quarter were $92.5 million, a decrease of 4 percent compared to the prior year fiscal period.
•

Translation of the Company’s foreign subsidiary results from their functional currencies to U.S. dollars had an unfavorable impact on sales for the current quarter.  On a constant currency basis total net sales would have been  $96.2 million for the first quarter.

•	Net income for the first quarter was $12.1 million, an increase of 12 percent from the prior year fiscal period.
•	Diluted earnings per share were $0.83 compared to $0.73 in the prior year fiscal period.
•	Gross margin was 55.6 percent compared to 51.6 percent in the prior year fiscal period.
•	Selling, general and administrative expenses were up 2 percent in the first quarter to $27.8 million when compared to the prior year fiscal quarter.
•	Advertising and sales promotion expenses were down 4 percent to $5.7 million compared to the prior year fiscal quarter.

“Although foreign currency exchange rate fluctuations negatively impacted our reported sales, we continue to see maintenance product sales growth in local currencies in nearly all our markets,” said Garry Ridge, WD-40 Company’s president and chief executive officer. “Our European markets, in particular, continue to be heavily impacted by the weakening of the euro against the pound sterling as well as the strength of the U.S. dollar. When we remove all foreign currency exchange rate impacts, we grew consolidated sales by about half a percentage point which is a little lighter than we would have liked to see. This was caused by the timing of customer orders and promotional activities as well as unstable market conditions in Russia.  While we expect we will continue to see fluctuations in the performance of certain markets quarter to quarter, our long-term growth plans remain unchanged,” continued Ridge.

Net Sales by Product Group (in thousands):

	Three Months Ended November 30,
	2015	2014	% Change
Maintenance products	$82,241	$84,904	(3)%
Homecare and cleaning products	10,281	11,449	(10)%
Total	$92,522	$96,353	(4)%

•

Net sales of maintenance products, which are considered the primary growth focus for the Company, decreased 3 percent in the first fiscal quarter when compared to the prior fiscal quarter period.  The decline in the first quarter was driven primarily by the unfavorable impact of foreign currency exchange rates, the timing of orders and promotional activity and unstable market conditions in Russia.

•

Net sales of homecare and cleaning products decreased 10 percent for the current quarter compared to the prior fiscal year period.  The homecare and cleaning products, particularly those in the U.S., are considered harvest brands providing healthy profit returns to the Company but are becoming a smaller part of the business as net sales of maintenance products grow per the execution of the Company’s strategic initiatives.

Net Sales by Segment (in thousands):

	Three Months Ended November 30,
	2015	2014	% Change
Americas	$44,412	$44,773	(1)%
EMEA	32,086	34,591	(7)%
Asia-Pacific	16,024	16,989	(6)%
Total	$92,522	$96,353	(4)%

•	Net sales by segment as a percent of total net sales for the first quarter were as follows: for the Americas, 48 percent; for EMEA, 35 percent; and for Asia-Pacific, 17 percent.
•

The decline in sales in the Americas in the first quarter was primarily driven by unfavorable impacts of foreign currency exchange rates, specifically those in Canada, and sales declines in Latin America due to the timing of customer orders.  These decreases were almost completely offset by increased sales of maintenance products in the U.S. due to promotional activities and the added distribution of our new WD-40 EZ-REACH™ product. On a constant currency basis sales in the Americas for the first quarter would have remained constant at $44.8 million when compared to the prior year fiscal year period.

•

The decline in sales in EMEA in the first quarter was primarily driven by unfavorable impacts of foreign currency exchange rates, primarily in the Company’s euro-based direct markets, as well as decreased sales in the Company’s distributor markets in Eastern Europe due to unstable market conditions in Russia.  On a constant currency basis EMEA sales for the first quarter would have decreased by $0.4 million or 1% compared to the prior year fiscal year period.

•

The decline in sales in Asia-Pacific in the first quarter was primarily driven by unfavorable impacts of foreign currency exchange rates, as well as the timing of customer orders in the Company’s Asian distributor markets.  On a constant currency basis Asia-Pacific sales for the first quarter would have increased by $0.2 million or 1% compared to the prior year fiscal year period.

Dividend and Share Repurchase

As previously announced, WD-40 Company’s board of directors declared on Tuesday, December 8, 2015 a  quarterly dividend of $0.42 per share reflecting an increase of 11 percent over the previous quarter’s dividend. The quarterly dividend is payable on January 29, 2016 to stockholders of record at the close of business on January 15, 2016.

On October 14, 2014 the board of directors approved a share repurchase plan.  The plan became effective at the beginning of the third quarter of fiscal year 2015. Under the plan, the Company is authorized to acquire up to $75.0 million of its outstanding shares through August 31, 2016. The timing and the amount of any repurchases of common stock will be determined by management based on its evaluation of market conditions and other factors. During the period from March 1, 2015 through November 30, 2015, the Company repurchased 278,334 shares at a total cost of $23.8 million under this $75.0 million plan.

Updated Fiscal Year 2016  Guidance

The Company updated its guidance for fiscal year 2016 as follows:

•	Net sales growth is projected to be between 4 and 6 percent with net sales expected to be between $393 million and $401 million.
•	Gross margin for the full year is expected to be above 54 percent.
•	Advertising and promotion expenses are projected to be between 6.0 percent and 7.0 percent of net sales.

•	Net income is projected to be between $47.5 million and $48.5 million.
•	Diluted earnings per share is expected to be between $3.30 and $3.37 based on an estimated 14.4 million weighted average shares outstanding.

This guidance does not include any future acquisitions or divestitures and assumes that foreign currency exchange rates and crude oil prices will remain close to current levels.

“We’ve updated our fiscal year 2016 guidance to reflect our current view of the business taking into consideration today’s foreign currency headwinds and crude oil price tailwinds, said Jay Rembolt, WD-40 Company’s vice president and chief financial officer.  “Although some level of foreign currency exchange volatility had been built into our previous guidance, with approximately 40 percent of our revenue expected to be generated in currencies other than the U.S. dollar in fiscal year 2016, the continued strengthening of the U.S. dollar has weakened our top-line growth expectations.”

Webcast Information
As previously announced, WD-40 Company management will host a live webcast at approximately 5:00 p.m. ET / 2:00 p.m. PT today to discuss these results. Other forward-looking and material information may also be discussed during this call.  Please visit http://investor.wd40company.com for more information and to view supporting materials.

About WD-40 Company

WD-40 Company is a global marketing organization dedicated to creating positive lasting memories by developing and selling products that solve problems in workshops, factories and homes around the world. The Company markets its maintenance products and homecare and cleaning products under the following well-known brands: WD-40®, 3-IN-ONE®, GT85®, X-14®, 2000 Flushes®, Carpet Fresh®, no vac®, Spot Shot®, 1001®, Lava® and Solvol®.

Headquartered in San Diego, WD-40 Company recorded net sales of $378 million in fiscal year 2015 and its products are currently available in more than 176 countries and territories worldwide. WD-40 Company is traded on the NASDAQ Global Select market under the ticker symbol “WDFC.” For additional information about WD-40 Company please visit http://www.wd40company.com.

Forward-Looking Statements

Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company’s current expectations with respect to currently available operating, financial and economic information.  These forward-looking statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements.

Our forward-looking statements include, but are not limited to, discussions about future financial and operating results, including:  growth expectations for maintenance products; expected levels of promotional and advertising spending; plans for and success of product innovation, the impact of new product introductions on the growth of sales; anticipated results from product line extension sales; and forecasted foreign currency exchange rates and commodity prices.  Our forward-looking statements are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may,” “aim,” “anticipate,” “estimate” and similar expressions.

The Company's expectations, beliefs and forecasts are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company's expectations, beliefs or forecasts will be achieved or accomplished.

Actual events or results may differ materially from those projected in forward-looking statements due to various factors, including, but not limited to, those identified in Part I―Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015, and in the Company’s Quarterly Report on Form 10-Q for the period ended November 30, 2015 which the Company expects to file with the SEC on January 7,  2016.

All forward-looking statements included in this press release should be considered in the context of these risks. All forward-looking statements speak only as of January 7,  2016, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

Table Notes and General Definitions

(1)

The Company markets maintenance products under the WD-40®, GT85® and 3-IN-ONE® brand names. Currently included in the WD-40 brand are the WD-40 Multi-Use Product and the WD-40 Specialist® and WD-40 BIKE® product lines.

(2)

The Company markets the following homecare and cleaning brands:  X-14® mildew stain remover and automatic toilet bowl cleaners, 2000 Flushes® automatic toilet bowl cleaners, Carpet Fresh® and no  vac® rug and room deodorizers, Spot Shot® aerosol and liquid carpet stain removers, 1001® household cleaners and rug and room deodorizers and Lava® and Solvol® heavy-duty hand cleaners.

(3)	The Americas segment consists of the U.S., Canada and Latin America.
(4)	The EMEA segment consists of countries in Europe, the Middle East, Africa and India.
(5)	The Asia-Pacific segment consists of Australia, China and other countries in the Asia region.
(6)

Constant currency represents the translation of the current quarter and year-to-date results from the functional currencies of the Company’s subsidiaries to U.S. dollars using the exchange rate in effect for the corresponding periods of the prior fiscal year.

WD-40 COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share and per share amounts)

	November 30,	August 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$65,071	$53,896
Short-term investments	47,665	48,603
Trade and other accounts receivable, less allowance for doubtful accounts of $445 and $491 at November 30, 2015
and August 31, 2015, respectively	57,782	58,750
Inventories	35,575	32,052
Current deferred tax assets, net	6,957	5,824
Other current assets	4,392	6,127
Total current assets	217,442	205,252
Property and equipment, net	10,844	11,376
Goodwill	96,291	96,409
Other intangible assets, net	22,075	22,961
Other assets	3,276	3,259
Total assets	$349,928	$339,257
-
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$20,671	$17,128
Accrued liabilities	15,192	15,200
Accrued payroll and related expenses	12,393	13,357
Income taxes payable	2,607	2,287
Total current liabilities	50,863	47,972
Revolving credit facility	118,000	108,000
Long-term deferred tax liabilities, net	24,918	23,145
Other long-term liabilities	2,301	2,282
Total liabilities	196,082	181,399

Commitments and Contingencies

Shareholders' equity:
Common stock ― authorized 36,000,000 shares, $0.001 par value;
19,594,908 and 19,546,888 shares issued at November 30, 2015 and
August 31, 2015, respectively; and 14,406,219 and 14,450,490 shares
outstanding at November 30, 2015 and August 31, 2015, respectively	20	20
Additional paid-in capital	141,815	141,651
Retained earnings	267,245	260,683
Accumulated other comprehensive income (loss)	(11,385)	(8,722)
Common stock held in treasury, at cost ― 5,188,689 and 5,096,398
shares at November 30, 2015 and August 31, 2015, respectively	(243,849)	(235,774)
Total shareholders' equity	153,846	157,858
Total liabilities and shareholders' equity	$349,928	$339,257

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share amounts)

	Three Months Ended November 30,
	2015	2014

Net sales	$92,522	$96,353
Cost of products sold	41,114	46,652
Gross profit	51,408	49,701

Operating expenses:
Selling, general and administrative	27,848	27,424
Advertising and sales promotion	5,660	5,915
Amortization of definite-lived intangible assets	755	769
Total operating expenses	34,263	34,108

Income from operations	17,145	15,593

Other income (expense):
Interest income	148	134
Interest expense	(372)	(294)
Other (expense) income, net	(51)	102
Income before income taxes	16,870	15,535
Provision for income taxes	4,808	4,749
Net income	$12,062	$10,786

Earnings per common share:
Basic	$0.83	$0.73
Diluted	$0.83	$0.73

Shares used in per share calculations:
Basic	14,404	14,668
Diluted	14,461	14,738
Dividends declared per common share	$0.38	$0.34

WD-40 COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended November 30,
	2015	2014
Operating activities:
Net income	$12,062	$10,786
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	1,661	1,633
Net gains on sales and disposals of property and equipment	(3)	(24)
Deferred income taxes	3	(615)
Excess tax benefits from settlements of stock-based equity awards	(1,390)	(494)
Stock-based compensation	633	498
Unrealized foreign currency exchange losses, net	360	461
Provision for bad debts	78	164
Changes in assets and liabilities:
Trade and other accounts receivable	430	(720)
Inventories	(3,730)	624
Other assets	1,688	2,841
Accounts payable and accrued liabilities	3,617	(3,563)
Accrued payroll and related expenses	(3,187)	(4,931)
Income taxes payable	2,403	2,698
Other long-term liabilities	20	40
Net cash provided by operating activities	14,645	9,398

Investing activities:
Purchases of property and equipment	(448)	(1,582)
Proceeds from sales of property and equipment	-	79
Acquisition of business	-	(3,705)
Purchases of short-term investments	(2,933)	(82)
Maturities of short-term investments	2,846	-
Net cash used in investing activities	(535)	(5,290)

Financing activities:
Treasury stock purchases	(8,075)	(9,863)
Dividends paid	(5,500)	(5,003)
Proceeds from issuance of common stock	421	685
Excess tax benefits from settlements of stock-based equity awards	1,390	494
Proceeds from revolving credit facility	10,000	-
Net cash used in financing activities	(1,764)	(13,687)
Effect of exchange rate changes on cash and cash equivalents	(1,171)	(1,782)
Net increase (decrease) in cash and cash equivalents	11,175	(11,361)
Cash and cash equivalents at beginning of period	53,896	57,803
Cash and cash equivalents at end of period	$65,071	$46,442